UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2026
INCYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12400	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Augustine Cut-Off Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)
(302) 498-6700
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $.001 par value per share	INCY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
Incyte Corporation (the “Company”) has decided not to proceed with the planned Phase 3 MAESTRA-3 study evaluating INCB123667, the Company’s selective CDK2 inhibitor, in combination with bevacizumab as first-line maintenance therapy in patients with ovarian cancer, which had been expected to begin in the fourth quarter of 2026.

The Company’s determination was based on the prioritization of its clinical development portfolio and was not based on any safety or efficacy findings from the INCB123667 clinical program. The Company does not expect this determination to affect its financial guidance or its previously disclosed long-term outlook.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2026
INCYTE CORPORATION

	By:	/s/ Richard Hoffman
Richard Hoffman
Executive Vice President and General Counsel
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